Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of Jumei International Holding Limited of our report dated March 20, 2014, except for Note 18(a), (b) and (c), which is as of April 11, 2014, relating to the financial statements of Jumei International Holding Limited, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Zhong Tian LLP
Beijing, the People’s Republic of China

May 12, 2014